Exhibit 10.1j

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of December 1, 2009, between **FARM CREDIT SERVICES OF AMERICA, FLCA** ("Farm Credit") and **GREEN PLAINS SHENANDOAH LLC, Shenandoah, Iowa** (the "Company").

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated March 25, 2008 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). Farm Credit and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1. Section 6 of the MLA is hereby amended and restated to read as follows:

SECTION 6. Security. The Company's obligations under this agreement, all Supplements (whenever executed), and all instruments and documents contemplated hereby or thereby, shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in Farm Credit. In addition, the Company agrees to grant to Farm Credit, by means of such instruments and documents as Agent shall reasonably require, a first lien (subject only to exceptions approved in writing by Agent) on all personal property of the Company, and on all real property of the Company, whether now existing or hereafter acquired. As additional security for those obligations: (i) the Company agrees to grant to Farm Credit, by means of such instruments and documents as Agent shall reasonably require, a first priority lien on such of its other assets, whether now existing or hereafter acquired, as Agent may from time to time require; (ii) the Company agrees to grant to Farm Credit, by means of such instruments and documents as Agent shall require, a first priority lien on all realty which the Company may from time to time acquire after the date hereof; and (iii) by a guarantee from Green Plains Essex Inc., formerly known as Essex Elevator, Inc. ("Green Plains Essex"), secured by all real and personal property assets of Green Plains Essex. Farm Credit may at its discretion assign collateral to the Agent under the Agency Agreement.

2. Section 9 of the MLA shall be amended by adding Subsection I as follows:

SECTION 9. Affirmative Covenants. Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(I) Company Post-Closing Property Search, Mortgage and Title Policy.

(1) On or before January 1, 2010, provide Agent with a property search for property owned by the Company and Green Plains Essex in Fremont and Page Counties, Iowa and such other counties as Agent may reasonably deem appropriate (the "Company Property").

(2) On or before March 1, 2010, provide Agent with:

(a) mortgage(s) or deed(s) of trust granting to Agent a first lien on the guarantor's proprty located in Fremont and Page Counties, Iowa; and such evidence as Agent may require that it has a duly perfected first lien on all security for the guarantor's obligations;

(b) amended mortgage(s) or deed(s) of trust granting to Agent a first lien (subject only to exceptions approved in writing by Agent) on any additional property of the Company disclosed by the property search above; and

(c) a survey acceptable to Agent of the real property containing the existing ethanol facility located in Shendandoah, Iowa.

(3) On or before May 1, 2010, provide Agent an updated title policy acceptable to Agent, subject only to exceptions approved in writing by Agent; which updated title policy shall insure any additional property disclosed by the property search above, and shall contain an endorsement of the survey required above.,

(4) The Company agrees to pay 100% of the cost of such title policy endrsement and survey, and also agrees that if, for any reason, a final lender's policy endorsement is not issued to Agent by May 1, 2010, or such later date as may be agreeable to Agent, then an "Event of Default" shall be deemed to have occurred under this agreement.

3. Section 12 of the MLA shall be amended by adding Subsection J as follows:

(J) Revocation of Guaranty. Any guaranty, suretyship, subordination agreement, maintenance agreement, or other agreement furnished in connection with the Company's obligations hereunder and under any Supplement shall, at any time, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, surety or other maker thereof (the "Guarantor"), or the Guarantor shall deny any further liability or obligation thereunder, or shall fail to perform its obligations thereunder, or any representation or warranty set forth therein shall be breached, or the Guarantor shall breach or be in default under the terms of any other agreement with Agent (including any loan agreement or security agreement), or a default set forth in Subsections (F) through (H) hereof shall occur with respect to the Guarantor.

4. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	**GREEN PLAINS SHENANDOAH LLC**
By: ____________________	By: Ron R. Gillis
Title: ____________________	Title: EVP FINANCE TREASURER

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	GREEN PLAINS SHENANDOAH LLC
By: ____________________	By: Ron B. Gillis
Title: ____________________	Title: EVP FINANCE TREASURER